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Transcript of Web.com 2nd Quarter 2011 Earnings Conference Call:

PRESENTATION
Operator
Greetings and welcome to the Web.com second-quarter 2011 earnings conference call. At this time, all participants are in a listen-only mode. A brief question-and-answer session will follow the formal presentation.

(Operator Instructions)

As a reminder, this conference is being recorded. It is now my pleasure to introduce your host, Susan Edelman, Director of Investor Relations. Thank you, Ms. Edelman, you may begin.
Susan Edelman - Web.com - Director IR
Good afternoon and thank you for joining us today to review Web.com's second-quarter 2011 financial results along with their agreement to acquire Network Solutions which was announced today after the market close. With me on the call today are David Brown, Chairman and CEO and Kevin Carney, Chief Financial Officer. After prepared remarks, we will open up the call to a question-and-answer session.

Please note that our remarks today contain forward-looking statements. The words expect, believe, will, going, begin, see, plan, continue, and similar expressions are intended to identify forward-looking statements. These statements are based solely on our current expectations and there are risks and uncertainties that can cause results and the timing of such results to differ materially from those projected in the forward-looking statements. Please refer to our filings with the SEC and the risk factors contain therein, including but not limited to, our quarterly report on Form 10-Q for the quarter-ended March 31, 2011, for more information on risks and uncertainties and our limitations that apply to our forward-looking statements. Web.com expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements made herein.

Additionally, non-GAAP financial measures will be discussed on this conference call. A reconciliation to the nearest GAAP financial measure is available at our website, www.web.com under the Investor Relations tab. Also, please note our webcast and today's call will be available on our website in the Investor Relations section and that a set of slides pertaining to our second quarter and the Network Solutions acquisition are also posted on our website.
With that, I will turn the call over to our Chairman and CEO, David Brown. David?

David Brown - Web.com - Chairman & CEO
Thank you, Susan and thank you all for joining us on the call. We have a lot of exciting news to discuss this evening. First, our second-quarter results which were above the high end of our guidance and demonstrated the growing momentum of our business. Second, we also announced our plans to acquire Network Solutions, which will further accelerate the growth strategy that we've been executing on post- the acquisition of Register.com.
We believe it represents a game changer for our Company as we become the leading end-to-end solution provider for the industry we are serving. As we look ahead, we believe we have a clear path toward $500 million in revenue and the potential to drive revenues to a billion dollars over the long-term.

At the same time, our overall financial profile will continue to strengthen. Our recurring revenue increases significantly, customer churn will come down even further from its already record low level, our profitability and free cash flow will dramatically expand and the level at which we will be able to invest in growth initiatives and now, brand building, will be taken to an entirely different level. From an overall perspective, we believe that our combined Company has the potential to drive low-teens revenue growth and mid-teens to 20% profitability and cash flow growth over the next 3 to 4 years as we realize the revenue and cost synergies from combining Web.com and Network Solutions.

As you can tell, we are extremely excited about the potential for our combined company as we are increasingly well positioned against 3 powerful long-term trends, social networking, local search, and mobile adoption. As small businesses shift their marketing resources from traditional channels to the online world.

The second quarter's results are particularly meaningful in the context of the Network Solutions acquisition. They provide strong validation of the Register.com acquisition after only 3 full quarters as a combined company. Because the Network Solutions acquisition is so similar to Register.com acquisition, but on a far larger scale, we think are second-quarter results demonstrate the value we can generate through the combination with Network Solutions.
In terms of the structure for the remainder of today's call, I will go through the highlights of our second-quarter performance followed by the strategic rationale for the Network Solutions acquisition. I will then turn the call over to Kevin who will review the details of our second-quarter performance and the financial terms of our transaction.
For the second quarter, non-GAAP revenue was $46.2 million, above the high end of our guidance and growing at the highest sequential growth rate in the past 3 years. ARPU grew to $16.24, up $0.60 from first quarter's $15.64.

From a profitability perspective, we delivered adjusted EBITDA of $10 million, representing a 22% adjusted EBITDA margin and a 165% increase compared to the second quarter of last year. This contributed to non-GAAP earnings per share of $0.26, $0.02 above the high end of our guidance. Finally, we generated $6 million in non-GAAP cash flow from operations.

The improving trends that were evident last quarter continued during the second quarter including increasing ARPU, churn remaining at record low levels, strong adoption of our social and mobile solutions, cross-sell and up-sell to both Web.com and Register.com customer bases, improving productivity of our sales and operations teams and decline in the rate of attrition of domain name customers. The rebound in our core Web services offerings has had the greatest impact on increasing our ARPU given its higher price points while the rapid adoption of our Facebook and mobile offerings have also made a growing contribution as we continue to add products into our suite of services.

Through the first 6 months of the year, we have sold more than 8,000 custom Facebook profiles doubling the number from the end of the first quarter to the end of the second quarter. We are extremely pleased with the market's acceptance of this new solution and believe that we can roughly double our Facebook customer base in the second half of the year. Our Facebook offering remains the most successful new product introduction in the history of our Company.

We've also continued to see high interest levels for our mobile product this quarter. It offers small businesses a simple, highly effective way to provide critical contact mapping and social information in an easy-to-use icon-based screen on their phone, and this product has been gaining traction in our Do-It-Yourself channel and is set to be launched into our Do-It-For-Me channel in the near future.

All things considered, our ARPU increased $0.60 during the second quarter, representing a solid 4% sequential increase to $16.24. This increase is more than double the $0.25 sequential increase during the first quarter.
Following the acquisition of Register.com, we stated we were focused on driving ARPU growth and we have delivered against what we said we are going to do. Moreover, we said our second priority would be to begin reverse registers trend of losing approximately 20,000 domain name customers per quarter. At the end of the second quarter, our net loss was 13,000 subscribers representing modest growth in our web services offset by a reduction in the number of domain names subscribers.

Now, I will provide a quick update on our expanded parking programs that we discussed last quarter. We modestly increased our direct response advertising on television during the quarter and we were pleased to meet and over achieve our targeted cost of acquisition goals. Our results provided us with increased confidence to continue increasing the scope of our TV advertising in the second half of the year and we have recently begun testing production on another commercial which will include a greater emphasis on our Facebook offering in addition to our web services.

With respect to our Feet On the Street program, we added several additional resources during the second quarter and we are preparing to materially increase our resources in the second half of the year including the launch of an additional geographic location during the third quarter.

Finally, we realized positive results from marketing tests targeted at increasing the momentum at our DIY web services and domain name services product offerings. For example, we discovered that marketing a lower-priced domain name was driving a total order value that was more than 10 times higher due to additional offerings. When compared to our cost of acquisition, this program has a breakeven point that is just over a year and it is just 1 of the examples that demonstrate our cross-selling success and the powerful synergies between our domain name business services and suite of web services and online marketing solutions.

Our strong second-quarter performance is evidence that we are successfully executing the strategy that we outlined when we acquired Register.com. We've delivered against our cost savings goals, generated substantial free cash flow, and leveraged our much larger customer base by increasing revenues and growing our ARPU.

This brings us to the news of our agreement to purchase Network Solutions. Similar to Register.com, the majority of Network Solutions revenue relates to the domain registrar business which they essentially pioneered. And they have a growing portion of their business being driven by a suite of web services, online marketing and e-Commerce solutions. The primary difference between Network Solutions and Register.com, Network Solutions revenue and subscriber base is several times the size of Register.com at the time we acquired them. Simply put, the acquisition of Network Solutions is a unique chance for Web.com to quickly gain major scale directly in our market sweet spot, the small- and mid-size business market. And build Web.com into the national brand that SMBs has turned to for their online marketing needs.

We come to this transaction with a strong track record of successful acquisitions. This is our management teams eleventh acquisition in the past decade. We are very thoughtful about our acquisitions and as our second-quarter results show we know how to make them work. Strategically, the acquisition of Network Solutions by Web.com creates the largest online marketing solutions company targeting the SMB community and creates the second largest retail domain registrar. The combination of Web.com with Network Solutions immediately delivers powerful scale to our operations as the leading national brand to the small- and mid-size business community.

Many of Network Solutions 2 million customers are targets for Web.com's best in class suite of solutions. While Web.com subscriber base of nearly a million customers is a target for a number of Network Solutions' solutions that will be new to our Company, such as their suite of business applications, security offerings as well as e-mail hosting and management. We believe that Web.com is poised for first branded mover advantage at a tipping point in mass online adoption by SMB's.

There are nearly 30 million small- and mid-size businesses in the US alone and the vast majority continue to have an inadequate web presence if they have a web presence at all. We are increasingly well positioned against 3 powerful lasting consumer migration trends, social media, local search, and mobile devices. Small businesses know that they need to shift their marketing resources from traditional channels to the online world and Web.com is the only company that combines both Do-It-For-Me and Do-It-Yourself web services, online marketing and e-Commerce solutions as well as domain name services all specifically targeted at SMBs.

The acquisition of Network Solutions complements Web.com's current service offering and further improves our ability to capitalize on this 19 billion and growing market for online marketing solutions delivered to small businesses. Our business models are very similar and together we will provide comprehensive suite of services that an SMB needs to create a strong online presence to grow the business. A combined skill that no other company provides. In addition to having highly complementary product portfolios, both companies utilize a high-volume multi-channel customer acquisition strategy that includes call centers, online and direct marketing as well as distribution partners.

We look forward to getting to know and working with the nearly 750 dedicated employees who have built Network Solutions into an organization with a reputation for quality and service and we are delighted to add General Atlantic's Anton Levy with his growth perspective to our already very strong board of directors. In addition to the compelling strategic reasons for acquiring Network Solutions, the financial profile of our combined company is equally exciting. By way of background, a majority of Network Solutions customers are on multi-year contracts that are paid for in advance. As a result, their customer churn is even lower than the record low levels Web.com has delivered in recent quarters. This model also provides strong forward revenue visibility and substantial free cash flow similar to many subscription-based software-as-a-service companies.

Kevin will provide more details on the moment. But from a highlight perspective, first, we expect our combined company to have initial non-GAAP revenue growth in the upper single-digit to low double-digit range accelerating to the low-teens range in the next few years as we increase ARPU and realized revenue synergies.

Similar to Register.com, a highly attractive aspect of the Network Solutions acquisition is the opportunity to significantly increase our investments in growth initiatives as a result of our larger scale and cost savings. With Network Solutions, this opportunity is increased by a multiple.

Second, we expect the deal to be meaningful accretive to non-GAAP EPS during 2012. Furthermore as we recognize the cost synergies and use the substantial free cash flow to delever the combined company, we would expect EPS growth to outpace revenues with non-GAAP earnings per share expected to grow in the mid-teens to 20% range over the next 3 to 4 years.

Third, we expect our combined company to generate over $105 million to $110 million in unlevered free cash flow during 2011 on a pro forma basis, and we expect to achieve over $30 million in annual cost savings by the end of 2013 as we integrate our operations. As we move ahead, we believe the Company's unlevered free cash flow will become another important metric for investors in addition to our non-GAAP EPS as a result of the growing portion of our revenues that are comprised of multi-year contracts paid for in advance.

Fourth, in addition to the very strong cash flow of our combined company, our ability to service our debt commitment is further enhanced by the favorable tax profile of our combined company. This will enable us to pay down our debt even more rapidly relative to other companies of comparable leverage and lacking similar tax benefits.

We expect the combination with Network Solutions to result in a strong 1 - 2 earnings punch. First, near-term earnings growth spurred by cost synergies, deleveraging and modest revenue growth. Then as we look to years 2, 3, and beyond of our combined operation, we will continue to delever the balance sheet and, importantly, expect to realize the benefits of increased investments in sales, marketing and branding initiatives designed to deliver increased revenue growth combined with margin expansion.

We have created significant shareholder value following the same approach post- the acquisition of Register.com and we believe there is even greater opportunity to do so with the acquisition of Network Solutions.

In summary, we are very excited about today's news. Web.com delivered a better than expected second-quarter performance. We are realizing the benefits from our Register.com acquisition and our announced plans to acquire Network Solutions will dramatically expand our scale, customer base, free cash flow, and ability to invest in growth and branding initiatives. We have the opportunity to create the largest online marketing solutions vendor strategically focused on the SMB community with $500 million in non-GAAP revenue within our sights and goals of scaling our Company to the billion dollar revenue level over time.

With that, let me turn it over to Kevin.

Kevin Carney - Web.com – CFO

Thank you, David.

Let me start with a review of our P&L for the second quarter. Non-GAAP revenue was $46.2 million excluding the $4 million impact of the purchase accounting reduction to Register.com's deferred revenue in the quarter. Our total revenue grew 2.4% on a sequential basis or approximately 10% on an annualized basis. As David mentioned earlier, our non-GAAP revenue was above the high end of our $45 million to $46 million guidance range. Non-GAAP subscription revenue was $45.4 million representing over 90% of our total revenue and the primary driver to our improved total revenue growth.

Monthly attrition was 1.7% for the quarter, down from our previous quarter record low level of 1.8%. Our consolidated ARPU was $16.24 for the second quarter, a 4% sequential increase from last quarter's level of $15.64.

We ended the quarter with a subscriber base of approximately 926,000 subscribers which is a decline of approximately 13,000 subscribers compared to 939,000 last quarter. This is [an hour] reduction compared to 15,000 last quarter and 20,000 the previous quarter as we started to increase sales and marketing investments in programs that focus on stabilizing and ultimately growing our domain name subscriber base.
Turning to gross profit, we generated $28.6 million in non-GAAP gross profit for the second quarter, representing a gross margin of 61.8% which was an improvement from 61.2% last quarter and 59.7% in the same period last year. Our second quarter non-GAAP income from operations was a record $9.1 million, representing a 20% non-GAAP operating margin and 147% increase compared to the second quarter of 2010.

Based on 31.1 million shares outstanding we generated non-GAAP diluted EPS of $0.26 per share which is up 122% on a year-over-year basis. Adjusted EBITDA was a record of $10 million for the second quarter of 2011, representing an adjusted EBITDA margin of 22%, up from a 15% adjusted EBITDA margin in the year ago period and reflective of the scale benefits achieved as we have increasingly realized cost savings following the acquisition of Register.com.

We also appreciate that investors need to analyze our results on the GAAP basis. We have provided a full tabular reconciliation of these GAAP results and the non-GAAP results as part of the earnings release. In summarizing the second-quarter GAAP results,total revenue was $42.2 million including the purchase accounting reduction to Register.com's deferred revenue and prepaid registry fees. Gross margin was 57.7%. GAAP sales and marketing expense was $10.7 million. R&D expense was $3.4 million, G&A expense was $6.3 million, depreciation and amortization was $4.7 million and restructuring expense was $149,000. GAAP operating loss and net loss from continuing operations per share were $500,000 and $0.07, respectively in the second quarter of 2011.

Moving to the balance sheet, unrestricted cash and investments were $16 million at the end of the second quarter, compared to $17.8 million at the end of the first quarter. We generated positive cash flow from operations of $6 million excluding the pay down of accrued restructuring expenses and assumed compensation liability and expenses associated with closing the Register.com acquisition. On a GAAP basis, we reported cash flows from operations of $5.3 million. The Company used $8.2 million in cash to pay down long-term debt during the quarter, $6 million greater than required under the terms of their agreement. Since the close of the Register.com acquisition, we have paid down $25 million of our long-term debt which is ahead of the required level of $7.1 million.

Let me now provide guidance on the core Web.com business. We are targeting third quarter non-GAAP revenue in the range of $46 million to $47 million. We currently expect our non-GAAP net income to be in the range of $8 million to $8.5 million or $0.26 to $0.28 per diluted share assuming 33.3 million diluted shares outstanding and a non-GAAP tax rate percentage in the low to mid single-digit range.

We continue to expect the core Web.com business to generate sequential growth for the remainder of the year with our fourth quarter representing year-over-year growth in the upper single digit to double digit range as compared to the fourth-quarter 2010. Our annualized second-quarter performance provides us with increased confidence that we will achieve this goal.

Let me now turn to the financial details associated with the Network Solutions acquisition. Under the terms of the agreement, we have agreed to purchase Network Solutions from the growth equity firm General Atlantic and its other owners for $405 million in cash which we will fund with debt as we will discuss in a moment and 18 million shares of Web.com's common stock.

The transaction has been approved by the Board of Directors of both companies and is subject to Web.com shareholder approval as well as standard regulatory approvals and closing conditions.

We currently expect the transaction to close during the fourth quarter. Post- closing, General Atlantic and it's of the current shareholders will own approximately 37% of Web.com's stock. General Atlantic will also take 1 seat on our Board of Directors to add their expertise in advising growth companies.

With respect to Network Solutions' standalone financial profile, it was operating at an annualized revenue run rate of approximately $270 million in the quarter ended June 30, 2011. It has been operating at an adjusted EBITDA margin in the upper 20% to 30% range in recent time periods. Network Solutions revenue has grown at a modest rate over the last 12 months as their primary focus was expense management and debt reduction. It's important to note that Network Solutions also operates a subscription model with over 80% of its customers having been with them for more than 5 years.
Since 2006, Network Solutions monthly churn has been in the 0.5% to 1% range which will have a positive impact on Web.com's overall churn rate upon integration. Additionally a majority of Network Solutions customers pay upfront on contracts ranging from 1 to 10 years in length within average term of 2 years. This model generates recurring revenue as well as significant free cash flow with cash being collected upfront while revenue is spread over the contract term, we believe our cash flow will become increasingly important from a valuation perspective and you will see us focus on that more from a messaging perspective moving forward.

If we take a look at the pro forma combination of our companies, we expect the combined company to generate non-GAAP revenue in the mid-$450 million range during 2011 with over $120 million and adjusted EBITDA. It's important to keep in mind this pro forma EBITDA does not include the estimated $19 million in year 1 pre-tax cost savings and $30 million run rate synergies that we expect to achieve by the end of 2013.

As we expect the transaction to close during our fourth quarter, we will have more to say on the expected financial impact on our third quarter call and following the close of the transaction. While we have not previously provided core Web.com non-GAAP EPS guidance for 2012, we can share that we expect the transaction to be at least 20% accretive to the $1.22 current first call consensus estimate with significantly greater accretion in 2013. More importantly, we expect the transaction to have a significant positive impact on our unlevered free cash flow during 2012. With an increasingly positive impact in future years as we realize cost savings.

By way of comparison, we expect core Web.com to generate on unlevered free cash flow of approximately $30 million for the full year 2011. On a preliminary basis, we expect our combined company will generate pro forma unlevered free cash flow of approximately $105 million to $110 million during 2011. We expect our combined unlevered free cash flow to increase to approximately $125 million to $130 million during 2012 as we grow our combined company and realize year 1 cost synergies.

In addition to the operating fundamentals, our strong cash flow generation is supported by the attractive tax attributes of the combined company. As we noted in the press release the combined company will have the opportunity to leverage approximately $180 million in expected NOLs and over $50 million in expected annual tax deductible goodwill and intangibles amortization which will further support cash flow conversion and the rapid pay down of debt.

Even more compelling as we look beyond 2012, we expect to increasingly realize revenue synergies benefit from the significantly expanded resources we'll be investing in growth initiatives and realize an additional $10 million in cost synergies beyond the level of our year 1 cost savings. With respect to the financing of the transaction, the cash portion of the acquisition will be funded with debt consisting of $600 million of first lien credit facilities and $150 million of second lien credit facilities and an initially unfunded $50 million revolver. Terms on the first lien are expected to be at LIBOR plus 4.25%, the second lien is expected to be at LIBOR plus 8% and the terms on the revolver remain at LIBOR plus 4.25%. As part of the financing agreement, the anticipated $84 million in remaining Web.com debt undertaken for the Register.com acquisition will be paid off.

Network Solutions currently has $204 million in net debt and after closing the acquisition, we expect the combined company will have a net debt position of approximately $740 million. From a leverage perspective, if you take into consideration year 1 cost savings and continued growth in the upper single-digit to double-digit range we expect to generate adjusted EBITDA of $140 million during 2012. From a leverage perspective, this represents approximately 5 times leverage at close.

Just as we have been doing since acquiring Register, we will expect to use our significant cash flow to quickly de-lever. We expect to be in the approximately 3 times leverage range by the end of 2013. We are very comfortable with their ability to service our new debt balance based on the strong cash flow and profitability of both companies. Consider that our 2012 interest payment is expected to be approximately $47 million, which compares to our just mentioned expectation of generating unlevered free cash flow of $125 million to $130 million during the first year of our combined operations.

There are a few factors to keep in mind as they relate to modeling our business from a GAAP perspective. First, we expect to incur restructuring charges of approximately $10 million to $12 million, a significant portion of which will be recognized as incurred following the close of the acquisition.
Second, similar to the Register.com acquisition, we expect to write down a portion of Network Solutions' deferred revenue balance which will add back for purposes of non-GAAP reporting.

Third, we will have higher stock-based compensation expense after bringing on board Network Solutions employees. And finally, while it will take time to complete our valuation work, we will clearly have increased amortization expense associated with acquired intangibles. We will provide greater visibility into these charges and expenses in the months and quarters ahead.

In summary, we are very excited to share today's news. Web.com delivered a better than expected second-quarter performance, we our realizing the benefits from our Register.com acquisition and our announced plans to acquire Network Solutions will dramatically expand our scale, customer base, free cash flow, and ability to invest in growth and branding initiatives.

We believe our combined company will be very well positioned to capitalize on the over $19 billion and growing market opportunity associated with delivering online marketing solutions to small businesses. From a financial perspective over the next several years, we believe our combined company has the potential to deliver low teens non-GAAP revenue growth combined with non-GAAP earnings and cash flow growing in the mid-teens to 20% range. We believe today's announcement is great news for our respective companies, customers, employees, and especially Web.com shareholders.

With that, we now like to take questions.

Q U E S T I O N S A N D A N S W E R S

Operator
Thank you. We will now be conducting a question-and-answer session.
(Operator Instructions)

One moment please while we pull for questions. Sameet Sinha, B. Riley.

Sameet Sinha - B. Riley & Co. - Analyst
Yes. Thank you very much. David acquiring Goliath, all pun intended. (laughter) My first question, you say $140 million in EBITDA next year, if we estimate that $50 million comes from Web.com, that means that Network Solutions EBITDA is going from $80 million to $90 million? Is that correct?

The second thing is, looking at the Network Solutions website, you obviously offer a wider suite of products, how many of those our in-house versus outsourced and what sort of synergies do you expect as you take your solutions displaced to outsourced operations that Network Solutions, for example, I see they use constant contact for e-mail. You display constant contact on your platform and you had your in-house solution which you haven't marketed but is still there.

The third question, do you say this will help you target mid-sized companies as well? Because traditionally you always looked at small companies but you mentioned in a comment mid-sized?

My final question, I promise, is the big elephant in the room with Google making the new announcement about targeting SMBs in Texas.

Kevin Carney - Web.com - CFO
This is Kevin, let me address the first and I will let David take the remaining questions. We refer to the slide presentation that is posted as a good reference point there. So if you think about the last 6 months or the last 12 months I should say through June 30 and look at Web.com from an adjusted EBITDA perspective, about $36 million Network Solutions and the $82 million range and then as we look forward the incremental would be the cost synergies we talked about. $19 million on a pro forma basis and in the first year expecting to realize in the order of about $19 million of the $30 million plus in cost synergies that we have identified, as well as the continued realization of the cost synergies from the Register.com acquisition that we have not seen the benefit of to our P&L in the last 12 months.

David Brown - Web.com - Chairman & CEO
Sameet, relative to products, we think they are very complementary product sets between the 2 companies. But having said that, understand that Network Solutions has principally been a Do-It-Yourself oriented Company, and we have stressed on many of our calls that Web.com has been very Do-It-For-Me oriented so there's a difference there. The second big difference between our companies would be that were Web.com typically owns the product set that it delivers to its customers and Network Solutions' case, the own some and they partner for some.

Having distinguished those 2 areas, let me tell you what our plan will be. We will go through a process of looking at, in each company, which is the best platform for our respective customers and for new customers that would join us. And this creates a significant opportunity for us to rationalize our organizations around 1 product set that is best in class for our customers. In fact, there may be situations where we unplug a product on the website. There maybe situation where we unplug a product on the Network Solutions side and replace it with 1 from the other side so I think that is part of the process we have already been examining and it will be part of the process we examine in the coming months.  I think you correctly caught our inclusion of mid-sized business in our target market going forward. For Web.com, we've always been very focused at small businesses, but Network Solutions is a large company with over 2 million customers and in that customer base are a good group of mid-sized customers and we welcome them to our customer base. We will be continuing to support small businesses and focus on that group but many of our customers grow up to be big businesses and we certainly want to help them do that. Expanding our focus to include growing and mid-size companies is now going to be part of our vernacular going forward.

Your final question regarding Google, I assume you are referring to the announcement, the press release announcement that they were going to be offering a very limited free website offering along with their Google Places product, this is one of many times that both Google, Yahoo, Microsoft, and many other companies have put free offerings into the market or for that matter very low priced offerings. We don't see them as a threat, haven't seen them as a threat because they generate very little value for the customer. Again, the name of the game for customers is being found and interacting with their clients and their prospects and a free and limited value products don't deliver that value to customers. We are not at all alarmed by that.  I will tell you that we continue to be a very strong partner of Google and continuing to look for ways to work with Google as many other companies are. We believe that we will continue to coexist. They are our best friend because they continually change how they serve the market which creates an opportunity for a company like us to evolve and help our customers to use those services.

Sameet Sinha - B. Riley & Co. - Analyst
Thank you very much.

Operator
Gene Munster, Piper Jaffray.

Gene Munster - Piper Jaffray - Analyst
Good afternoon and congratulations. I hope you can do this again. In terms of Network Solutions, did you guys go over, there are a lot of numbers there, what an average ARPU was for Network Solutions?

Kevin Carney - Web.com - CFO
I don't think we did mention that but I can tell you their ARPU is a little lower than ours, just a little under $10 to $11 a month -- in that range.

Gene Munster - Piper Jaffray - Analyst
Okay. The theory is, they do have different segments but it's basically to combine these 2 and run them as 1 company and not continue to run Network Solutions as a separate company under the web umbrella, is that correct?

David Brown - Web.com - Chairman & CEO
I think what you're going to see, Gene, is that you will see from a branding perspective you will see the Network Solutions brand continue on for its customer base and you will see the Web.com brand be the brand that gets promoted into the market at large. From an operational perspective in terms of how we serve customers, we will in fact operate as 1 company and our sales force will be able to sell into the Network Solutions customer base just as we do today into the Register.com customer base so we expect that ARPU that Kevin mentioned, we think that's a real opportunity for us to bring additional goods and services to this customer base and drive significant ARPU improvement over time.

Gene Munster - Piper Jaffray - Analyst
Okay. As you look forward into your guidance as far as the general health of the SMB, what are you seeing right now?

David Brown - Web.com - Chairman & CEO
We continue to see a very stressed and difficult market. When we look at some of the underlying fundamentals, we see things like billing failure rates and over limit charges, that has not yet begun to improve in the marketplace. We are fortunate some of the market programs we have put in place over the previous couple of quarters are beginning to have traction and we are reaching our own customer base and helping them utilize the Internet to grow their business. In many respects even despite the difficult economy, and as I said it's not gotten better from our perspective, we are making progress because we are literally helping small businesses to make the shift from off-line to online and to market themselves and be found in local searches and communicate with their prospects and their customers.

Gene Munster - Piper Jaffray - Analyst
Okay, and then lastly, last quarter you talked about to further investments, whether it's Feet On the Street or potentially TV, experimenting on that front, any update on those topics?

David Brown - Web.com - Chairman & CEO
Yes. We commented on a few things that are noteworthy. One we did modestly ramp up our TV spending. Again, we are very cautious so we cautiously ramped up our spend and found that our cost of acquisition continued to be better than our goal so that encourages us to further ramp up our spending in the latter half of the year and some other initiatives in our Do-It-Yourself website and our domain name areas, we continue to see progress there. We are seeing cost of acquisition and around the 1-year term which is very positive from our perspective because these customers stay with us for 5 years or more so we see it as a very attractive place to invest marketing dollars.

Finally, Feet On the Street, we did add a meaningful number of salespeople to our organization in the quarter, and we are planning on adding 1 additional market -- starting up 1 additional market the third quarter and so we believe that will also represent growth opportunity for the business and just giving you a perspective, that Feet On the Street program continues to perform, to meet or beat our expectations, and I would say the thing that we are most impressed with is the efficiency of our program has continued to improve. We are seeing very little turnover in our sales force and as a result it's a very efficient and the timeframe to break even is continuing to improve.

Gene Munster - Piper Jaffray - Analyst
And last question, how many total Feet On the Street salespeople do you have?

David Brown - Web.com - Chairman & CEO
To be frank with you, I don't even know today. It's a work in progress. We are in 3 or 4 markets and we have got 1 more market to go and most of those markets we generally start with a handful of employees and then ramp up something like to 7 or 8 employees.

Gene Munster - Piper Jaffray - Analyst
Great, thank you.

Operator
David Hilal, FBR Capital Markets.

David Hilal - FBR Capital Markets & Co. - Analyst
Great. Thank you. A few questions. David, the 2 million subs that they have, has that number been growing steadily or declining over the last 12 months?

David Brown - Web.com - Chairman & CEO
It's been declining very slowly, similar to the rate of decline that we see today but they have been making progress as well as we have been making progress. Interestingly, employing some of the same tactics we have employing, so I guess great minds think alike. We expect with this greater leverage that we have, the scale, that we will be able to employ more dollars to help them improve that trend as well.

David Hilal - FBR Capital Markets & Co. - Analyst
Do you have a feel for how many of them are active? Sometimes these people sign up for 5 or 10 years and then have a site. It's prepaid and all of a sudden, their website they just let go dormant. Do you have a feel for how many are actually, call it, active site?

David Brown - Web.com - Chairman & CEO
I don't actually have that information.

David Hilal - FBR Capital Markets & Co. - Analyst
Okay. Let me ask you, Kevin, maybe on the cash flow.

Kevin Carney - Web.com - CFO
Yes.

David Hilal - FBR Capital Markets & Co. - Analyst
All right, A lot of these guys as you said may pay upfront 2 to 10 years. You might have years of obligation left but again any cash from them -- you'll recognize their revenue ratably from the writedown but you don't get any cash from them. In terms of the benefits to cash flow, if the sub base isn't growing, a lot of these guys have already paid, it sounds like the cash flow benefit will be on the cross sell but really that's it. Am I thinking about it properly?

David Brown - Web.com - Chairman & CEO
I understand your point. Obviously, the deferred revenue has made up those prepaid but again we have very strong, I should say Net Sol has had strong renewal rates. Again, we continue to see customers renewing for multiple years and that is where they have driven very good success in maintaining growing revenue from a bookings perspective, which really represents that upfront cash. So they continue to see what I would call a positive variance between bookings which is -- the billings, the cash flow that's coming in relative to the revenue that is being amortized from deferred revenue. We continue to see and they continue to see a positive variance there, and again, driven principally through strong renewals and so forth.

David Hilal - FBR Capital Markets & Co. - Analyst
Okay. On the ARPU number, for those folks of theirs that just have the domain registration, what are they paying? What would a ARPU for that customer be over there?

Kevin Carney - Web.com - CFO
It would be similar to the ARPU we've talked about within Register.com in the past. You typically see ARPU in the low 20s per year.

David Brown - Web.com - Chairman & CEO
Okay, but the total ARPU is 11. So –

Kevin Carney - Web.com - CFO
There's a good number of customers that buy other ancillary services. Oftentimes, they are domain related services, we see the big opportunity here to sell them other value-added services as well as, frankly, to your point, help those that are just dormant get online.

David Hilal - FBR Capital Markets & Co. - Analyst
Okay, thank you, guys.

Operator
(Operator Instructions)
James Cakmak, from Sidoti & Company.
James Cakmak - Sidoti & Company - Analyst
Can you walk us through the background of the deal, how exactly it came about and then how you thought about valuation when you are working to finalize terms with General Atlantic and secondly, you guys had a pretty clear plan of attack with the Register.com on what you are planning to do there, what are you thinking with Network Solutions? What is the strategy because you will be operating under a different brand?

David Brown - Web.com - Chairman & CEO
Sure. From a background perspective, I think it's noteworthy that Network Solutions was 1 of the very first partners for website pros which is the predecessor company to Web.com. It was a terrific partner, 1 of the best converting partners in terms of bringing in a domain name customer and getting them to buy our Web services products that we've had in the history of the business. It's one of the reasons why we were motivated to make the Register.com acquisition and that has even proven itself again in the success we have there. Our history with Network Solutions goes back 12 years or more. We've had routine communications with them over the years because we are friendly competitors in a very fragmented market.

One of the real exciting things about this deal from a strategy perspective is, it begins to create a real significant player in a very fragmented market place. A player that has of scale. That was attractive to both of us. Both of us believed that mass adoption was beginning to occur and now is the time to build scale and generate brand in the marketplace. That's really all I can tell you.

I think it's interesting to note that General Atlantic found, which is a private equity firm found this as an appropriate time to effectively take Network Solutions public through this deal with us. I think it speaks to the growing interest amongst a lot of investors in this local search and small business space. And again, it confirms what we have been telling ourselves and telling you, which is that mass adoption is occurring and this is going to be a fun place to have a business for the years to come.

In terms of plan of attack, we expect to use a very similar plan of attack to what we did in the Register transaction. It's a very similar company to Register. In the Register case, we kept their brand for the customers but we have introduced the Web brand for some value-added services and that has been very well received. You can tell in our continuing improvement in churn and in our ARPU growth that the customers like this. We think this will be a similar circumstance in the Network Solutions customer base. They have a very strong brand, a historical strong legacy and we plan to keep that and service it but we will be adding Web.com more broadly into the market because we think as we put more dollars to work that that message will resonate.

James Cakmak - Sidoti & Company - Analyst
Okay, thank you. With respect to the synergies you expect for next year, close to $20 million, can you break down what exactly that is going to be coming from?

David Brown - Web.com - Chairman & CEO
I think at this point it is safe to say it will be the same types of synergies we saw in the Register transaction. There are duplications of function, of product, of even data centers, that would be a simple one to speak to. All of those things will be part of the process but I think the best way for you to think of it is this is very similar to the Register.com transaction, only bigger.

James Cakmak - Sidoti & Company - Analyst
Okay, thank you.

Operator
Ross Sandler, RBC Capital Markets.

Ross Sandler - RBC Capital Markets - Analyst
Hey, a couple of questions. A follow-up from the last one. You guys were private labeling a lot of services on Register.com and it seems like you guys knew Network Solutions very well and a lot of people know these guys. You have competed against them. But did you have as much information about what services their subs were using or the nature of their sub base like you did on the Register.com side? Then I have a couple of follow-ups.

David Brown - Web.com - Chairman & CEO
Sure. I would say we weren't currently partnered with them and so we had modestly less information, but they were our biggest competitor and our closest competitor. I think we mentioned them often when you would ask questions about competitors so we know a lot about them. We are continually serving their customers, acting as a customer, using their services. We had a very good knowledge of Network Solutions as we began to talk to them about this transaction so we are very comfortable. They have a fantastic management team that we've met and known and we've had a chance to dialogue with that team as well as visit offices and meet their employees so we do have a pretty good depth of knowledge of that organization.

Ross Sandler - RBC Capital Markets - Analyst
Okay. It looked like their EBITDA margins were 30% or 31%, whichever it was, a little bit higher than yours, is that just a scale because they are private company or is there anything else that is structurally different about their business? And then, is there go to market strategy any similar or different to yours? Is there any special sauce in the way they run their business that makes it different or is this just about scale? I looked at their website and it seems like the price points are similar to yours. Is there anything different in terms of products or price points they are going to bring to the table that you don't have in your suite of services?

Kevin Carney - Web.com - CFO
Ross, this is Kevin, let me address the first part of your question and I will let David take the second part. In terms of margins, I think probably the key would be a function of product mix, and I will come back to that point, and the other would be scale.

On the first point, again, if you think about our business and the opportunity we have here is that our roots our DIFM, Do-It-For-Me, the online marketing services. I think we have a broader mix of product than what Network Solutions has which is as we have said principally domain names and as we go out into the non-domain name services, principally DIY, which would be much higher gross margins translating to higher EBITDA margins, I think that's the key difference. I think again a little bit of scale obviously factors in there as well.

David Brown - Web.com - Chairman & CEO
From a go-to-market differences, I would say the principal difference is they are a Do-It-Yourself-oriented company so they are using online marketing principally and, of course, organic growth from there own customer base where we have traditionally been Do-It-Yourself plus Do-It-For-Me plus organic growth from our own customer base. We have a little higher ARPU product set and I would say those are the principal differences.

The one thing I would point out that I think it's important from a strategic perspective is that they, to a greater extent than us, but both of us, have been starved for marketing resources to reach the market. We have been big enough individually to put significant marketing budgets and help establish a brand. As a combined company, we are going to be profitable enough and generating enough free cash flow that we can significantly increase our marketing and branding budgets and begin to establish a brand in the market and get the benefits of that brand development. That's something that no other company, other than maybe one I can think of, is capable of doing. We are going to be capable of doing it and the difference between us and the other company is that we focus on small and medium businesses solely. We are going to become the to go to brand for small and medium-sized businesses.

Ross Sandler - RBC Capital Markets - Analyst
Is the marketing -- to someone else's earlier question -- I understand the scale argument but you also said you're going to keep the Network Solutions brand, you are going to have the Web.com brand, you got Register.com. Is there going to be one consolidated message here where we're going to see TV commercials with 1 brand and maybe a few things underneath it? How do you overcome that issue?

David Brown - Web.com - Chairman & CEO
Yes. That's a great question but I think the way we'll overcome that is the way we are currently handling it in our most recent acquisition. With Register.com, the Register brand resonates with Register customers and it still exists for Register customer, but when we speak to the market at large, to acquire new customers, we use the Web.com brand. In this situation, we will use the Network Solutions brand, we'll speak to Network Solutions customers, but when we speak to the market at large, the market will hear Web.com as the brand at large. So, it's really a existing customer strategy versus a new customer strategy and that is how we intend to go forward.

Ross Sandler - RBC Capital Markets - Analyst
Okay, thanks guys.

Operator
We have time for 1 last question. Our last question comes from Sameet Sinha from B. Riley and Co.

Sameet Sinha - B. Riley & Co. - Analyst
Yes. Thank you very much. Can you talk about what the split was between retail versus wholesale domains at Network Solutions and the [time] that these subscribers would stay on these 2 separate categories?

David Brown - Web.com - Chairman & CEO
Sure. The question of retail versus wholesale, the 2 million number we are talking about is retail. We have alluded to the fact they have hundreds of thousands of wholesale customers as well, but that is not included in the 2 million retail customers nor is it included in the 900,000 plus customers that we comment on about Web.com. We also have literally hundreds of thousands of wholesale customers so we are really just focusing on retail customers here.

Sameet Sinha - B. Riley & Co. - Analyst
Okay, thank you very much.

David Brown - Web.com - Chairman & CEO
You bet.

Operator
Thank you. I will now turn the floor back over to Management for closing comments.

David Brown - Web.com - Chairman & CEO
Thank you all for joining us to talk about our successful second quarter and the exciting news about our letter of agreement to acquire Network Solutions. We appreciate your interest and look forward to talking to you about further developments as the transaction progresses. As always, please feel free to contact us here at the Web.com, and we look forward to speaking with many of you as we hit the road to meet with our investors and prospective shareholders to discuss this exciting investment opportunity. Thank you and good night.

Operator
Thank you. This does conclude today's teleconference. You may disconnect your line at this time and thank you for your Participation.

Presentation Slides from 2nd Quarter 2001 Earnings Conference Call:

Web.com plans to file a proxy statement with the Securities and Exchange Commission (the “SEC”) relating to a solicitation of proxies from its stockholders in connection with a special meeting of stockholders of Web.com to be held for the purpose of voting on the issuance of stock (the “Shares”) in connection with the proposed acquisition of GA-Net Sol Parent LLC (“Network Solutions”) (the “Acquisition”).  BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE ISSUANCE OF THE SHARES CONTEMPLATED BY THE PROPOSED ACQUISITION, SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

The proxy statement and other relevant materials, and any other documents filed by Web.com with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders of Web.com may obtain free copies of the documents filed with the SEC by contacting Web.com’s Investor Relations department at (904) 680-6600, or Investor Relations, Web.com Group, Inc., 12808 Gran Bay Parkway West, Jacksonville, Florida 32258.  You may also read and copy any reports, statements and other information filed by Web.com with the SEC at the SEC public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Web.com and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Web.com in favor of the proposed transaction. A list of the names of Web.com’s executive officers and directors, and a description of their respective interests in Web.com, are set forth in the proxy statement for Web.com’s 2011 Annual Meeting of Stockholders, which was filed with the SEC on  March 25, 2011 , and in any documents subsequently filed by its directors and executive officers under the Securities and Exchange Act of 1934, as amended.

If and to the extent that executive officers or directors of Web.com will receive any additional benefits in connection with the proposed transaction that are unknown as of the date of this filing, the details of such benefits will be described in the proxy statement and security holders may obtain additional information regarding the interests of Web.com’s executive officers and directors in the proposed transaction by reading the proxy statement when it becomes available.

This Schedule 14A include certain "forward-looking statements" including, without limitation, statements regarding the proposed acquisition of Network Solutions and the combined company's forecasted financial results, anticipated reach, capabilities and opportunities for the combined company, expected benefits to merchants and other customers, market opportunities, and expected customer base, that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements.  These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts.  These statements are sometimes identified by words and phrases such as "will," "may," "to be,"  or words or phrases of similar meaning. As a result of the ultimate outcome of such risks and uncertainties, Web.com's actual results could differ materially from those anticipated in these forward-looking statements.  These statements are based on Web.com's current beliefs or expectations, and there are a number of important factors that could cause the actual results or outcomes to differ materially from those indicated by these forward-looking statements, including, without limitation, whether the proposed acquisition is ultimately consummated, the ability to integrate Web.com and Network Solutions' businesses, disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; risks related to the successful offering of the combined company's products and services; the risk that the anticipated benefits of the acquisition may not be realized; and other risks that may impact Web.com's and Network Solutions' businesses.  Other risk factors are set forth under the caption, "Risk Factors," in Web.com's Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, as filed with the SEC, which is available on a website maintained by the SEC at www.sec.gov.  Web.com expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein as a result of new information, future events or otherwise.

Dear Web.com Team Member:

Just a few moments ago, we issued two news releases—the first reporting record results for our 2nd quarter, and the second announcing the exciting news that Web.com has entered into an agreement to purchase Network Solutions. ( http://ir.web.com/ ) Both announcements speak to the tremendous success we are having and for even greater opportunity ahead.

As you may know, Network Solutions is a large domain name registrar and web services provider based in Virginia, with offices in Pennsylvania, Illinois and Argentina. It is a privately held company with about 750 employees. Pending regulatory and shareholder approvals, we anticipate the transaction will close in the fall of 2011.

We believe combining Web.com and Network Solutions provides us an exciting opportunity to achieve one of Web.com’s key strategic objectives: be the go-to web services provider for small businesses. Together, we will have three million customers and more than 9 million domains under management, allowing us to compete more effectively as mass adoption of the internet continues for small business, a market opportunity estimated at $19 billion dollars. We expect to be able to use our increased scale for heightened visibility as we compete with the leading retail provider of domain names, GoDaddy, as well as the myriad of smaller competitors that provide web services to the small business market.

There is tremendous opportunity inherent in this acquisition. We will be able to upsell and cross sell our suite of web offerings to Network Solutions customers, and we will have access to the products and services it offers for our customers. Those of us who know Network Solutions are well aware of their quality products and services, and with this transaction, we believe they will be a great addition to our existing suite of web offerings.

Very importantly, the acquisition of Network Solutions will mean we can invest significantly greater resources in marketing our products and services, particularly to small business and, for the first time ever, embark on a major branding initiative for Web.com. We anticipate that in the very near future, our combined organization will be far more visible than either of our individual companies could ever have hoped to be on their own. Truly an exciting evolution for our brand!

The most important thing you can do right now is to continue to do the great job you have been doing. Your efforts in the second quarter resulted in revenue of $46.2 million and non-GAAP earnings per share of $0.26—well above our guidance of $45.5 million and $0.22-$0.24 per share—and we improved ARPU to $16.24, which was a $.60 increase over first quarter. Thanks to your strong performance, we were able to exceed analysts’ expectation in every important metric. It is critical that we continue this upward trajectory for the second half of the year.

Today’s announcement is just the first step in this new chapter for Web.com. While the Boards of Directors of both companies have approved the agreement, there are regulatory approvals to obtain and the proposal must be approved by Web.com shareholders.

As you can imagine, a great deal of work has already been done in exploring the best ways to bring Network Solutions into our company, but there are many more decisions to be made in terms of how to proceed. The integration of Network Solutions will be similar to that of Register.com; in fact, the excellent work you did successfully integrating Register gives us confidence that we will be able to integrate Network Solutions even more efficiently.
As we bring this transaction to fruition, you will be receiving weekly updates regarding plans, timing, etc., similar to those you received as we brought Register.com on board. In the meantime, please feel free to speak with your supervisor or any of the executive team with questions, or submit them to AskHR@web.com .

Web.com plans to file a proxy statement with the SEC relating to a solicitation of proxies from its stockholders in connection with a special meeting of stockholders of Web.com to be held for the purpose of voting on the issuance the Shares in connection with the Acquisition.  BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE ISSUANCE OF THE SHARES CONTEMPLATED BY THE PROPOSED ACQUISITION, SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

The proxy statement and other relevant materials, and any other documents filed by Web.com with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders of Web.com may obtain free copies of the documents filed with the SEC by contacting Web.com’s Investor Relations department at (904) 680-6600, or Investor Relations, Web.com Group, Inc., 12808 Gran Bay Parkway West, Jacksonville, Florida 32258.  You may also read and copy any reports, statements and other information filed by Web.com with the SEC at the SEC public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Web.com and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Web.com in favor of the proposed transaction. A list of the names of Web.com’s executive officers and directors, and a description of their respective interests in Web.com, are set forth in the proxy statement for Web.com’s 2011 Annual Meeting of Stockholders, which was filed with the SEC on  March 25, 2011 , and in any documents subsequently filed by its directors and executive officers under the Securities and Exchange Act of 1934, as amended.

If and to the extent that executive officers or directors of Web.com will receive any additional benefits in connection with the proposed transaction that are unknown as of the date of this filing, the details of such benefits will be described in the proxy statement and security holders may obtain additional information regarding the interests of Web.com’s executive officers and directors in the proposed transaction by reading the proxy statement when it becomes available.

This Schedule 14A include certain "forward-looking statements" including, without limitation, statements regarding the proposed acquisition of Network Solutions and the combined company's forecasted financial results, anticipated reach, capabilities and opportunities for the combined company, expected benefits to merchants and other customers, market opportunities, and expected customer base, that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements.  These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts.  These statements are sometimes identified by words and phrases such as "will," "may," "to be,"  or words or phrases of similar meaning. As a result of the ultimate outcome of such risks and uncertainties, Web.com's actual results could differ materially from those anticipated in these forward-looking statements.  These statements are based on Web.com's current beliefs or expectations, and there are a number of important factors that could cause the actual results or outcomes to differ materially from those indicated by these forward-looking statements, including, without limitation, whether the proposed acquisition is ultimately consummated, the ability to integrate Web.com and Network Solutions' businesses, disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; risks related to the successful offering of the combined company's products and services; the risk that the anticipated benefits of the acquisition may not be realized; and other risks that may impact Web.com's and Network Solutions' businesses.  Other risk factors are set forth under the caption, "Risk Factors," in Web.com's Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, as filed with the SEC, which is available on a website maintained by the SEC at www.sec.gov.  Web.com expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein as a result of new information, future events or otherwise.

Entries Posted on Web.com’s Facebook Page:

Web.com

Today we announced that we signed a definitive agreement to acquire Network Solutions, in a transaction that will make us the leading online marketing solutions company focused on small and medium-sized business. No other company now has the combination of products, services and experience to help you as effectively as we do! We are growing alongside the SMBs we help.

ir.web.com

Web.com is a leading provider of online marketing for small businesses and specializes in search engine marketing, search engine optimization, lead generation, website design, logo and brand development, email marketing and eCommerce solutions.Wednesday at 1:10pm · Share

Mike Todd too bad web.com doesn't employ college students part time.

Wednesday at 1:24pm

Web.com Mike -- we are always looking for talented and energetic individuals to contribute to our team, so we hope you will keep us posted even if it's not the right fit at this time.

Wednesday at 1:32pm

Danny Little Wow! This is excellent news! It's great to see a company growing so quickly!

Wednesday at 1:48pm ·

Web.com Thanks, Danny -- and we're certainly excited about the potential to help millions of small- and medium-sized businesses grow online!

Wednesday at 1:55pm

Daniel S Levine Now that the company is expanding, does this mean more job opportunities for full-time copy writers? I was interviewed, but unfortunately did not hear back. Nevertheless, it's great to see a Jacksonville company grow!

Wednesday at 1:57pm

Karyn Cowdrey Does this means our services are going to increase in price again? I was a bit surprised to see my monthly bill had almost doubled... From $11.95 a month to $19.95 a month... It has me rethinking my site frankly...

Wednesday at 2:41pm

Web.com Karyn, We will always do our best to tailor our solutions to most any budget -- and pound for pound, our DIY web packages provide highly competitive price points for leveraging ecommerce. We hope you'll stick around, and we'd be happy to work with you to ensure you get the most value out of what we have to offer!

Web.com plans to file a proxy statement with the SEC relating to a solicitation of proxies from its stockholders in connection with a special meeting of stockholders of Web.com to be held for the purpose of voting on the issuance the Shares in connection with the Acquisition.  BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE ISSUANCE OF THE SHARES CONTEMPLATED BY THE PROPOSED ACQUISITION, SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

The proxy statement and other relevant materials, and any other documents filed by Web.com with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders of Web.com may obtain free copies of the documents filed with the SEC by contacting Web.com’s Investor Relations department at (904) 680-6600, or Investor Relations, Web.com Group, Inc., 12808 Gran Bay Parkway West, Jacksonville, Florida 32258.  You may also read and copy any reports, statements and other information filed by Web.com with the SEC at the SEC public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Web.com and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Web.com in favor of the proposed transaction. A list of the names of Web.com’s executive officers and directors, and a description of their respective interests in Web.com, are set forth in the proxy statement for Web.com’s 2011 Annual Meeting of Stockholders, which was filed with the SEC on  March 25, 2011 , and in any documents subsequently filed by its directors and executive officers under the Securities and Exchange Act of 1934, as amended.

If and to the extent that executive officers or directors of Web.com will receive any additional benefits in connection with the proposed transaction that are unknown as of the date of this filing, the details of such benefits will be described in the proxy statement and security holders may obtain additional information regarding the interests of Web.com’s executive officers and directors in the proposed transaction by reading the proxy statement when it becomes available.

This Schedule 14A include certain "forward-looking statements" including, without limitation, statements regarding the proposed acquisition of Network Solutions and the combined company's forecasted financial results, anticipated reach, capabilities and opportunities for the combined company, expected benefits to merchants and other customers, market opportunities, and expected customer base, that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements.  These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts.  These statements are sometimes identified by words and phrases such as "will," "may," "to be,"  or words or phrases of similar meaning. As a result of the ultimate outcome of such risks and uncertainties, Web.com's actual results could differ materially from those anticipated in these forward-looking statements.  These statements are based on Web.com's current beliefs or expectations, and there are a number of important factors that could cause the actual results or outcomes to differ materially from those indicated by these forward-looking statements, including, without limitation, whether the proposed acquisition is ultimately consummated, the ability to integrate Web.com and Network Solutions' businesses, disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; risks related to the successful offering of the combined company's products and services; the risk that the anticipated benefits of the acquisition may not be realized; and other risks that may impact Web.com's and Network Solutions' businesses.  Other risk factors are set forth under the caption, "Risk Factors," in Web.com's Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, as filed with the SEC, which is available on a website maintained by the SEC at www.sec.gov.  Web.com expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein as a result of new information, future events or otherwise.

Tweets from Web.com Twitter.com Page:
webdotcom Web.com
@
@depauwdan Thanks, Dan -- we agree that partnering with @webdotcom is a tremendous opportunity to better serve the growing SMB market!
21 hours ago
webdotcom Web.com
@
We agree, @phils88888 - Our partnership with @netsolcares will establish a clear leader in helping SMBs leverage the web to grow their biz.
4 Aug
webdotcom Web.com
@
Thanks, @webhost_reviews - We are also excited about our partnership with @netsolcares and see a lot of growth potential in the SMB market!
3 Aug
webdotcom Web.com
@
@TechCocktail @FrankGruber You are right: Web.com + @netsolcares means #moresmbhelp for growing business online. And we love @shashib too!
3 Aug
»
webdotcom Web.com
@reuters has posted a great article on the Web.com + @netsolcares deal, featuring interview with CEO David Brown http://t.co/Kpt0t7O
3 Aug
webdotcom Web.com
Read @netsolcares CEO Tim Kelly's take on joining with Web.com to better serve growing SMB market http://t.co/7fkEStb via @venturebeat
3 Aug
webdotcom Web.com
@forbes Weighs in on Web.com and @netsolcares #acquisition http://t.co/acqxaFb
3 Aug
webdotcom Web.com
@WSJ (Dow Jones) Web.com To Buy Network Solutions For $561M http://t.co/ii1pGMs
3 Aug
webdotcom Web.com
ZDNet on the @netsolcares #acquisition news: http://t.co/jfywt2h
3 Aug
webdotcom Web.com
@
@sitatthetable RT @netsolcares: You can rest assured that the products & services you use today will continue to be fully supported
3 Aug
webdotcom Web.com
CEO Brown: Web.com to invest in branding, help SMBs grow online as consumers use local web search, facebook; go mobile http://t.co/KflTTRA
3 Aug
»

webdotcom Web.com
@
Rest assured, @ramonray we have not only HEART for small businesses, but also feet on the ground to help them grow their presence online!
3 Aug

webdotcom Web.com
Web.com and @netsolcares poised for first branded mover advantage at tipping point in mass online adoption by SMBs http://t.co/c9lFcUU
3 Aug

webdotcom Web.com
Web.com earnings exceed high end of guidance. Strong validation of growth strategy. Read more here http://t.co/fyGeBMO
3 Aug

webdotcom Web.com
Web.com CEO says @netsolcares acquisition is logical extension of growth strategy. Game changer for industry.
3 Aug
»

webdotcom Web.com
WSJ.com - Network Solutions Fetches $560 Million http://t.co/4dtWW0W
3 Aug

webdotcom Web.com
@
@lauriemccabe Thanks, Laurie - we certainly have big plans for our partnership with @NetSolCares and helping more SMBs online!
3 Aug

webdotcom Web.com
Partnering together with @netsolcares will help us bring the highest quality solutions and service to all our customers http://t.co/KflTTRA
3 Aug

webdotcom Web.com
@
@IanGertler Thanks Ian -- we're certainly excited about the opportunity for #moresmbhelp online! http://t.co/KflTTRA
3 Aug

webdotcom Web.com
@
@netsolcares We look forward to joining forces and working together to help SMBs grow their businesses online!
3 Aug

webdotcom Web.com
Web.com’s #acquisition of @netsolcares will make it go-to provider for sml and med-szd biz growing online #moresmbhelp http://t.co/KflTTRA
3 Aug

webdotcom Web.com
@NYTimesDealBook, @BloombergNews, @WSJDealJournal, and @reutersdeals, did you hear? Web.com buying @netsolcares http://t.co/c9lFcUU
3 Aug

webdotcom Web.com
Web.com and @netsolcares forming leading company focused on $19.3 bln SMB online marketing solutions mkt #moresmbhelp http://t.co/c9lFcUU

Web.com plans to file a proxy statement with the SEC relating to a solicitation of proxies from its stockholders in connection with a special meeting of stockholders of Web.com to be held for the purpose of voting on the issuance the Shares in connection with the Acquisition.  BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE ISSUANCE OF THE SHARES CONTEMPLATED BY THE PROPOSED ACQUISITION, SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

The proxy statement and other relevant materials, and any other documents filed by Web.com with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders of Web.com may obtain free copies of the documents filed with the SEC by contacting Web.com’s Investor Relations department at (904) 680-6600, or Investor Relations, Web.com Group, Inc., 12808 Gran Bay Parkway West, Jacksonville, Florida 32258.  You may also read and copy any reports, statements and other information filed by Web.com with the SEC at the SEC public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Web.com and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Web.com in favor of the proposed transaction. A list of the names of Web.com’s executive officers and directors, and a description of their respective interests in Web.com, are set forth in the proxy statement for Web.com’s 2011 Annual Meeting of Stockholders, which was filed with the SEC on  March 25, 2011 , and in any documents subsequently filed by its directors and executive officers under the Securities and Exchange Act of 1934, as amended.

If and to the extent that executive officers or directors of Web.com will receive any additional benefits in connection with the proposed transaction that are unknown as of the date of this filing, the details of such benefits will be described in the proxy statement and security holders may obtain additional information regarding the interests of Web.com’s executive officers and directors in the proposed transaction by reading the proxy statement when it becomes available.

This Schedule 14A include certain "forward-looking statements" including, without limitation, statements regarding the proposed acquisition of Network Solutions and the combined company's forecasted financial results, anticipated reach, capabilities and opportunities for the combined company, expected benefits to merchants and other customers, market opportunities, and expected customer base, that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements.  These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts.  These statements are sometimes identified by words and phrases such as "will," "may," "to be,"  or words or phrases of similar meaning. As a result of the ultimate outcome of such risks and uncertainties, Web.com's actual results could differ materially from those anticipated in these forward-looking statements.  These statements are based on Web.com's current beliefs or expectations, and there are a number of important factors that could cause the actual results or outcomes to differ materially from those indicated by these forward-looking statements, including, without limitation, whether the proposed acquisition is ultimately consummated, the ability to integrate Web.com and Network Solutions' businesses, disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; risks related to the successful offering of the combined company's products and services; the risk that the anticipated benefits of the acquisition may not be realized; and other risks that may impact Web.com's and Network Solutions' businesses.  Other risk factors are set forth under the caption, "Risk Factors," in Web.com's Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, as filed with the SEC, which is available on a website maintained by the SEC at www.sec.gov.  Web.com expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein as a result of new information, future events or otherwise.

Transcript from August 4, 2011 Television Show, Mad Money:

MEDIA: Television
STATION: CNBC
MARKET: National Cable
DATE: 08/04/11
TIME: 06:44 PM ET
PROGRAM: Mad Money
SUBJECT: Web Com CEO
MEDIA: Television
STATION: CNBC
MARKET: National Cable
DATE: 08/04/11
TIME: 06:44 PM ET
PROGRAM: Mad Money
SUBJECT: Web Com CEO

Jim Cramer, Host:

Not every single stock was down in this terrible, horrible, no-good, very bad day. Take Web.com—four Ws—WWWW—that’s the symbol, which shot up a buck seventy-one today or twenty percent! That’s the most of any stock in any market. Holy cow! Hey, we gotta find out how the heck any stock can buck the gravitational ugliness. What did Web.com do? How did they do it? Turns out they beat earnings estimates when they reported this morning but big deal; Kraft beat estimates, put the company up, still finished down. No, what Web.com, a one-stop shop for online marketing and website services for small business—what they did was buy a company called Network Solutions for five hundred and sixty million dollars. This is one of the largest internet domain registrars. And it gives them access to two million new small business customers. Now this is a stock we told you to avoid in May when it was fifteen dollars and sixty-four cents ‘cause it was too expensive. But I also said it was worth buying on a pullback and that’s exactly what happened. Web.com dropped around eight bucks and you had a terrific chance to buy it before today’s enormous run, but that was yesterday. I am intrigued by the stock even up here though. First, because who knows how high it would have been if the market hadn’t declined four percent; and, two, the private equity company that sold Network Solutions to Web.com, General Atlantic, took eighteen million shares in addition to cash. And GA—smart guys—wouldn’t have taken stock if it didn’t wanna participate in the synergies here. Keep in mind that the other stock that was up huge today, Emdeon, was also a General Atlantic company, and they just you a very nice takeover, but these guys make money for you.

While many of you haven’t heard of Web.com, we wanna use the company’s surge today from this—the point of view with trying to identify some themes which are working, which seems to be the case at least initially, with some surges after the bell even—LinkedIn reported a surprise profit after the close; Priceline, which did rally after it reported. So let’s talk to David Brown, chairman and CEO of Web.com Group to find out more about how his company managed to defy the gravitational pull this quarter has of a market.

Mister Brown, welcome to Mad Money.

David Brown, Chairman and CEO, Web.com Group Inc.:

Hey Jim. It’s a pleasure to be with you here.

Cramer:

Yeah, wish we’d have a better day but that’s all right, you made money for your shareholders today and we like that. One of the great questions in your conference call today was, someone said, that you’re David and you, and you swallow Goliath. Could you talk about what that analogy means and what you’re getting in this Goliath of, of a—of the end result that is really gonna make a difference for your company.

Brown:

Well I think what they were referring to—kind of mild humor—is we’re a smaller company, about a hundred and eighty million in revenues plus, acquiring a company with about two hundred and seventy  million dollars in revenues, but what’s really exciting about the deal, and I think the reason they asked the question is, the combination of those two companies creates the largest player serving small businesses and helping small businesses navigate the internet. So, this is really kind of a first mover advantage that we’re gaining, and I think the analyst was really trying to poke some humor at that.

Cramer:

Okay, we have been saying that every company that wants to have a future in this country of accelerated revenue growth needs three things: they need a mobile strategy, okay; they need a cloud strategy; and they need a social media strategy ‘cause that is the way future, particularly with the younger demographic. I come to you with—I’m a small business man, I say, “Listen, I have no presence, I don’t even know what this Facebook is, I’m selling widgets. What can you do for me?”

Brown:

So that’s what makes our company so unique, and the combined company’s gonna be even more powerful. We are an end-to-end provider; we’ll actually help a small business by getting a domain name, building their website; we’ll then help add a social networking strategy, whether it’s a Facebook site or a Twitter account; we’ll help them with mobile, make sure they get found in local searches, which is critical today as the, as the phone book and the newspaper become less important as marketing advantages and the internet becomes more important. Having all of those things working well together is critically important to the survival and prosperity of small businesses. So, we’re that one company that will actually help you make all those things work well.

Cramer:

Okay. Why can’t Google do that for me? Why do I—why should I go to Web.com?

Brown:

Well, Google’s wonderful at creating technology, but not particularly, uh, great at delivering it to small businesses in a way that works for the small business. Remember, these businesses are busy. They’re either in a truck or behind a counter and they need help often times in navigating the sophisticated technology that’s being provided and we—what we do is just take all the mystery out of it and make it simple for them.

Cramer:

Okay. Now, you took down some debt here. Uh, your stock surge could have been up even bigger, uh, in a better tape. Uh, makes sense to do a big equity offering help pay down that debt rapidly?

Brown:

Not at these prices. We’re, you know, we’re very comfortable with the debt we’re taking but at these prices we’re, uh, we’re not a seller.

Cramer:

Okay. Now, I was reading a note from Craig Howell, my broker’s firm that said that you actually decline in subs—that decline of thirteen thousand from Q1. Uh, although your average revenue per user went up. Is this, uh, this deal in response to that?

Brown:

No, it’s not. Really, when we acquired—we made an acquisition about a year ago, of a company called Register.com, a smaller version frankly of Network Solutions, and we fully integrated. That company was losing about twenty thousand subs when we bought it. We’ve shrunk—we’ve narrowed that gap here in the last couple of quarters. We’re absolutely gonna wipe that gap out and, and have a growing subscriber base, but, but we’ll have the same issue here with Network Solutions. It’s a, you know—how do you put money to work in the market, the combined company’s gonna have so much—such a larger marketing budget that you’ll see us come out of the box growing at a faster rate, acquiring subscribers and then introducing them to our very complete solution set.

Cramer:

Well, you’re obviously a company of the future or else you would have been down today no matter what you did. Thank you so much. David Brown, chairman, president and CEO of Web.com. Thank you sir.

Brown:

Thank you.

Cramer:

Ironic isn’t it? Web.com landed in a crash in 2003 when I though this company didn’t have it cooking, they do. I also happen to previously like Network Solutions. You know I like General Atlantic. I think this stock, if it gets hit tomorrow, is going to show the kind of growth that I like from a smaller to midsize-cap company ‘cause he’s helping the smaller to midsize businesses navigate the web. Web.com—pretty interesting. Stay with Cramer.

Web.com plans to file a proxy statement with the SEC relating to a solicitation of proxies from its stockholders in connection with a special meeting of stockholders of Web.com to be held for the purpose of voting on the issuance the Shares in connection with the Acquisition.  BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE ISSUANCE OF THE SHARES CONTEMPLATED BY THE PROPOSED ACQUISITION, SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

The proxy statement and other relevant materials, and any other documents filed by Web.com with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders of Web.com may obtain free copies of the documents filed with the SEC by contacting Web.com’s Investor Relations department at (904) 680-6600, or Investor Relations, Web.com Group, Inc., 12808 Gran Bay Parkway West, Jacksonville, Florida 32258.  You may also read and copy any reports, statements and other information filed by Web.com with the SEC at the SEC public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Web.com and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Web.com in favor of the proposed transaction. A list of the names of Web.com’s executive officers and directors, and a description of their respective interests in Web.com, are set forth in the proxy statement for Web.com’s 2011 Annual Meeting of Stockholders, which was filed with the SEC on  March 25, 2011 , and in any documents subsequently filed by its directors and executive officers under the Securities and Exchange Act of 1934, as amended.

If and to the extent that executive officers or directors of Web.com will receive any additional benefits in connection with the proposed transaction that are unknown as of the date of this filing, the details of such benefits will be described in the proxy statement and security holders may obtain additional information regarding the interests of Web.com’s executive officers and directors in the proposed transaction by reading the proxy statement when it becomes available.

Forward-Looking Statements

This Schedule 14A include certain "forward-looking statements" including, without limitation, statements regarding the proposed acquisition of Network Solutions and the combined company's forecasted financial results, anticipated reach, capabilities and opportunities for the combined company, expected benefits to merchants and other customers, market opportunities, and expected customer base, that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements.  These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts.  These statements are sometimes identified by words and phrases such as "will," "may," "to be,"  or words or phrases of similar meaning. As a result of the ultimate outcome of such risks and uncertainties, Web.com's actual results could differ materially from those anticipated in these forward-looking statements.  These statements are based on Web.com's current beliefs or expectations, and there are a number of important factors that could cause the actual results or outcomes to differ materially from those indicated by these forward-looking statements, including, without limitation, whether the proposed acquisition is ultimately consummated, the ability to integrate Web.com and Network Solutions' businesses, disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; risks related to the successful offering of the combined company's products and services; the risk that the anticipated benefits of the acquisition may not be realized; and other risks that may impact Web.com's and Network Solutions' businesses.  Other risk factors are set forth under the caption, "Risk Factors," in Web.com's Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, as filed with the SEC, which is available on a website maintained by the SEC at www.sec.gov.  Web.com expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein as a result of new information, future events or otherwise.